Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-227216 and 333-289313) of Protagonist Therapeutics, Inc.,
(2)	Registration Statements (Form S-8 Nos. 333-237066 and 333-263097) pertaining to the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan, the Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan, and the Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan,
(3)	Registration Statement (Form S-8 No. 333-225294) pertaining to the Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan, and
(4)	Registration Statements (Form S-8 Nos. 333-213120, 333-216532, 333-223500, 333-230213, 333-254090, 333-270573, 333-277409 and 333-285137) pertaining to the Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and the Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan;

of our reports dated February 25, 2026, with respect to the consolidated financial statements of Protagonist Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Protagonist Therapeutics, Inc. included in this Annual Report (Form 10-K) of Protagonist Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Mateo, California

February 25, 2026